Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Robert H. Barghaus

Chief Financial Officer

(203) 661-1926, ext. 6668

Jane F. Casey

Vice President

(203) 661-1926, ext. 6619

BLYTH, INC. ANNOUNCES COMMENCEMENT OF DUTCH AUCTION

TENDER OFFER TO REPURCHASE UP TO 4,000,000 SHARES

GREENWICH, CT, USA, June 7, 2004: Blyth, Inc. (NYSE:BTH), a leader in home décor and home fragrance products, announced today that it is commencing a Dutch auction self-tender offer to purchase up to 4,000,000 shares of its outstanding common stock at a price determined by Blyth that is not greater than $35.00 nor less than $30.00 per share, for an aggregate purchase price of up to $140 million.

The tender offer will expire at 5:00 p.m., New York City time, on Friday, July 9, 2004, unless Blyth extends the tender offer.  Tenders of shares must be made on or prior to the expiration of the tender offer and shares may be withdrawn at any time prior to the expiration of the tender offer.

Blyth’s Board of Directors has authorized this tender offer as a prudent use of financial resources given Blyth’s business profile, assets and current stock price, and believes that investing in Blyth’s shares is an attractive use of capital and an efficient means to provide value to stockholders. The offer represents an opportunity for Blyth to return cash to stockholders who elect to tender their shares while at the same time increasing non-tendering stockholders’ proportionate interest in Blyth. Blyth believes the tender offer, if completed, will be accretive to earnings per share.

On the terms and subject to the conditions of the tender offer, stockholders will have the opportunity to tender all or a portion of their shares at a price specified by the stockholder within the $30.00 to $35.00 range.  Based on the number of shares tendered and the prices specified by the tendering stockholders, Blyth will select the lowest price per share within the price range that will enable it to buy 4,000,000 shares, or such lesser number of shares that are properly tendered and not properly withdrawn.  If stockholders properly tender more than 4,000,000 shares of Blyth common stock at or below the purchase price selected by Blyth, Blyth will first purchase shares tendered by those stockholders that beneficially own less than 100 shares of Blyth common stock, second purchase shares tendered by stockholders at the purchase price selected by Blyth on a pro rata basis and third, only if necessary to permit Blyth to purchase 4,000,000 shares, from holders who have tendered shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible.  All shares that are acquired in the tender offer will be acquired at the same purchase price.  Stockholders whose shares are purchased in the tender offer will be paid the purchase price net in cash, without interest, as promptly as practical after the expiration of the tender offer.  Stockholders whose shares are not purchased in the tender offer will have their shares returned to them, at Blyth’s expense, as promptly as practical after the expiration of the tender offer.  The tender offer is not contingent on any minimum number of shares being tendered.  However, the tender offer is subject to a number of other conditions specified in the offer to purchase that will be distributed to all Blyth stockholders of record.  In addition, Blyth expressly reserves the right to purchase an additional number of shares not to exceed 2% of its outstanding shares, and could decide to purchase more shares, subject to applicable legal requirements.

Neither Blyth, nor its Board of Directors, nor either of its co-dealer managers is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase to Blyth.

The co-dealer managers for the tender offer are Lane, Berry & Co. International and Georgeson Shareholder Securities Corporation, and the information agent is Georgeson Shareholder Communications, Inc. The depositary is EquiServe Trust Company, N.A. The offer to purchase and related documents are being mailed to stockholders of record and will be made available for distribution to beneficial owners of Blyth’s shares. For questions or information, please call the information agent toll free at (800) 733-6860.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Blyth’s common stock.  The solicitation of offers to buy shares of Blyth common stock will only be made pursuant to the Offer to Purchase and related materials that Blyth will send to its stockholders shortly.  Stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the offer.  Stockholders will be able to obtain the Offer to Purchase and related materials for free at the SEC’s website at www.sec.gov or from our information agent, Georgeson Shareholder Communications, Inc., by calling (800) 733-6860.  We urge stockholders to read those materials carefully prior to making any decisions with respect to the tender offer.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a home expressions company competing primarily in the home fragrance, home décor, seasonal decorations and gift industry.  The Company designs, markets and distributes an extensive array of candles, home fragrance products, decorative accessories, seasonal decorations and household convenience items, as well as tabletop lighting and chafing fuel for the Away From Home or foodservice trade.  Blyth manufactures most of its candles and sources nearly all of its other products.  Its products are sold direct to the consumer under the PartyLite® brand, to retailers in the premium and specialty retail channels under the Colonial Candle of Cape Cod®, Colonial at HOME®, Kate’s™, Carolina®, CBK®, Seasons of Cannon Falls™ and Holiday365™ brands, to retailers in the mass retail channel under the Florasense®, Ambria®, FilterMate® and Sterno® brands, to consumers in the catalog and Internet channel under the Miles Kimball®, Exposures®, Walter Drake®, The Home Marketplace® and Directions…the path to better health® brands, and to the Foodservice industry under the Sterno®, Ambria® and HandyFuel® brands.  In Europe, Blyth’s products are also sold under the PartyLite®, Colonial®, Gies®, Liljeholmens®, Ambria®, Carolina® and Kaemingk® brands.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts.  Actual results could differ materially due to various factors, including the slowing of the United States economy as a whole and the weakness of the retail environment, the effects of our restructuring, the risk that we will be unable to maintain our historic growth rate,our ability to respond appropriately to changes in product demand, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events) and other factors described in this press release and in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004.

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